Exhibit 99.1

1750 E. Sunrise Boulevard Fort Lauderdale, FL 33304 (954) 760-5222

Levitt Corporation Reports Earnings
For The First Quarter 2005

Record First Quarter Revenue – Up 101%

Record First Quarter Net Income – Up 128%

Record First Quarter Diluted Earnings Per Share – Up 71%

     FORT LAUDERDALE, Florida – May 3, 2005 — Levitt Corporation (NYSE: LEV) today reported net income for the first quarter ended March 31, 2005 more than doubled to a record $29.8 million, compared to $13.1 million for the first quarter in 2004. First quarter diluted earnings per share rose 71% to a record $1.49, up from $0.87 in the corresponding period in 2004.

     Chairman and Chief Executive Officer, Alan B. Levan, commented, “Our first quarter results are an extension of our strong performance throughout 2004. Building on this momentum, our homebuilding division delivered double-digit revenue growth and our land division delivered an outstanding triple-digit revenue growth. Total revenues for the first quarter 2005 increased 101% to a record $199.8 million versus $99.5 million in the comparable 2004 quarter.

Additional accomplishments and highlights include:

Homebuilding Division:

     “Our first quarter results reflect continued progress in our homebuilding business in 2005 while positioning the Company for growth in 2006. Revenue for the quarter increased 49% to $118.9 million, up from $79.6 million in the corresponding 2004 period. Pretax income grew 6% to $10.4 million vs. $9.8 million in the comparable 2004 period. Results in 2004 benefited from joint venture earnings of $1.5 million which totaled only $104,000 in 2005. Margin percentage (sales of real estate minus cost of sales of real estate divided by sales of real estate) remained relatively firm in the first quarter at 20.7% vs. 21.9% in the first quarter 2004. However, these margins were impacted by the inclusion of Bowden, which operates on lower margins than Levitt and Sons. Bowden was acquired in April 2004 and was not included in our first quarter 2004 results. Selling, general and administrative expenses (S,G&A) as a percent of revenue were 12.3% in 2005 compared with 11.7% in the prior year, with the increase primarily associated with higher headcount, the expansion of operations into new regions which are not yet producing revenue, and the inclusion of Bowden. Excluding joint ventures, homes delivered in our homebuilding division rose 47% to 501 units vs. 341 units in the 2004 quarter while new orders grew 28% to 605 units vs. 474 units in the comparable 2004 period.

     “Levitt and Sons™ experienced strong results in the first quarter in both active adult and family communities. As previously disclosed, we had intentionally slowed the extremely high rate of sales at Levitt and Sons™ during the second half of 2004 with a goal to realign the unit sales-to-delivery process and better regulate the planned life cycles of our existing and future communities. We entered 2005 committed to shorten the delivery cycle of new homes, increase customer satisfaction and reduce our vulnerability to rising costs. We expect to continue to experience some downward pressure on margin over the next few quarters due to higher costs relative to the fixed prices in our backlog. While demand in our markets remains strong, we will continue to moderate the release of new homes for sale in order to preserve pricing flexibility and to protect against the continued upward pressure on material costs and a tight labor supply. We believe we have made meaningful progress in the quarter and we remain focused on continuing to execute and improve this strategy.

     “Levitt and Sons™ continues to strengthen its opportunity for future growth with the opening of communities both within and beyond its current footprint in Florida. In the first quarter, Levitt and SonsTM opened its newest active adult communities in Florida, ‘Cascades at Groveland’, a 999-unit community located in Lake County, and ‘Cascades at World Golf Village’, a 450-unit community located in St. Johns County. Current plans are to open six additional communities during the balance of the year. The upcoming communities include ‘River Hall’, an active adult community comprised of single-family homes, and ‘San Simeon’, a family themed townhome community, both of which are located in Fort Myers, Florida. Additionally, we are especially excited about the planned opening of Levitt and Sons’™ first community outside of Florida. ‘Laurel Canyon,’ an active adult community located near Atlanta, Georgia, is currently planned to open in the third quarter of 2005.

     “As the latest U.S. Census Bureau statistics indicate, 88% of the nation’s population growth between 2000 and 2030 is forecasted to occur in the South and West, with Florida and Georgia ranked as the third and eighth most populous states, respectively. Further, the number of people over age 55 is estimated to be approaching 66 million nationally and anticipated to grow to over 95 million by 2020. By 2030, the U.S. Census Bureau projects that one in four Florida residents will be age 65 or older. With strong expertise and 75 years of branding power behind the Levitt name, we remain committed and well positioned to serve this vast and fast-growing market segment.

     “Bowden Homes produced revenues of $21.0 million for the first quarter 2005 and delivered 114 homes. New orders totaled 148 units in the quarter as we improved our inventory position in Memphis and Nashville. We continue to see a very favorable environment for Bowden as it continues to grow its presence in the Tennessee markets it serves.

     “We recently reorganized our Homebuilding activities and plan to incorporate our Bowden operations into a new geographic region of Levitt and Sons. This new structure should enable us to extend our active adult product competencies into new markets and allow us to more rapidly realize further operational synergies. We anticipate making additional investments in systems and infrastructure to facilitate future growth, improve our operating efficiency and strengthen our platform.

Land Division:

     “Our land division had an outstanding quarter. Total revenues at Core Communities soared 244% to a record $66.6 million, vs. $19.3 million in the comparable 2004 period. Pretax income grew 281% to a record $34.8 million, up from $9.1 million in 2004 quarter. Further, our margin percentage remained comparatively firm in the first quarter at 59.3% vs. 58.8% in the first quarter 2004. SG&A as a percent of total revenue improved to 6.7% vs. 13.4% in the comparable 2004 period, with the increase in dollar terms primarily associated with earnings-based incentive compensation accruals. These results include the transaction previously disclosed in our year end 2004 earnings release, in which we completed the bulk sale of five separate parcels in our Tradition master planned community totaling 1,294 acres for $64.7 million, or $50,000 per acre. This transaction will likely represent a significant portion of our planned revenue for the year, and enables us to continue our focus on existing and future land development opportunities. Our land development business is opportunistic as evidenced by this transaction, and while it often results in quarterly volatility in our net income, it is a valuable asset to our company and instrumental in our future growth.

     “At ‘Tradition,’ Core Communities’ newest master-planned community, work on the ‘Village at Tradition’ has already started, with the first of four buildings under construction. The ‘Village at Tradition’, located on the banks of a 45-acre lake, is planned to include 23 acres of office and retail space, a wide array of shops and restaurants, and Publix Super Markets, Inc., one of the ten largest-volume supermarket chains in the nation. Additionally, Core recently partnered with the New York Mets baseball team and Shea Stadium to launch a marketing campaign aimed at raising brand awareness in the New York area for ‘Tradition.’ Core’s earlier master planned community, St. Lucie West, is home to ‘Tradition Field,’ the spring training playing field for the New York Mets. The new ‘Tradition’ campaign includes print advertisements, scoreboard exposure at every Mets home game, and an interactive Mets fan picture booth featuring the ‘Tradition’ logo in the high-traffic main concourse area. Since Florida is known as a destination of choice for Northeasterners, we are delighted to participate with the New York Mets in their hometown stadium in New York as well as locally in St. Lucie West.

     “Despite the challenges of managing the Company’s dramatic growth, we produced record results in the first quarter 2005. Learning from Levitt’s experience throughout Florida as well as Bowden’s market expansion from Memphis to Nashville, we hope to eventually expand our footprint in the Atlanta region and northward into the Carolinas as we return Levitt to its roots as the national homebuilder that pioneered suburbia. With our inventory position strengthened by the addition of new communities, and our continued success in land development operations, we believe we are well-positioned to further build on the Levitt legacy throughout 2005 and for many years ahead,” Levan concluded.

Financial Highlights

Levitt Corporation (consolidated):

First Quarter 2005 Compared to First Quarter 2004

•	Revenues of $199.8 million vs. $99.5 million, an increase of 101%.

•	Pretax income of $48.3 million vs. $21.3 million, an increase of 127%.

•	Net income of $29.8 million vs. $13.1 million, an increase of 128%.

•	Diluted earnings per share rose to $1.49 from $0.87, an increase of 71%.

•	SG&A as a percent of total revenue improved to 11.6%, versus 14.1%.

•	Homes delivered were 501 vs. 341, an increase of 47%.

•	New orders (value) were $165.3 million vs. $130.1 million, an increase of 27%.

•	New orders (units) were 605 vs. 474, an increase of 28%.

•	Acres sold were 1,304 acres vs. 294 acres, an increase of 344%.

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Levitt Corporation will also host an investor and media teleconference call and webcast on Wednesday, May 4, 2005, at 12:00 p.m. EST.

Teleconference Call Information:
To access the teleconference call in the U.S. and Canada, the toll free number to call is 800-991-2309. International calls may be placed to 706-643-1854. Domestic and international callers may reference PIN number 5617704.

A replay will be available beginning two hours after the completion of the call and will be available until 5:00 p.m., June 3, 2005. To access the replay option in the U.S. and Canada, the toll-free number to call is 800-642-1687. International calls for the replay may be placed at 706-645-9291. The replay digital PIN number for both domestic and international calls is: 5617704.

Webcast Information:
Alternatively, individuals may listen to the live and/or archived Webcast of the teleconference call. To listen to the live and/or archived Webcast of the teleconference call, visit

www.levittcorporation.com, access the “Investor Relations” section and click on the “Webcast” navigation link. The archive of the teleconference call will be available through 5:00 p.m., June 3, 2005.

Levitt Corporation’s first quarter 2005 earnings results press release and financial summary, as well as the Supplemental Financials (a detailed summary of significant financial events and extensive business segment financial data), will be available on its website: www.levittcorporation.com. To view the press release and financial summary and the supplemental financials, access the “Investor Relations” section and click on the “Financial Statements” navigation link.

Copies of Levitt Corporation’s first quarter 2005 earnings results press release and financial summary, and the supplemental financials will also be made available upon request via fax, email, or Postal Service mail, by contacting Levitt Corporation’s Investor Relations department using the contact information listed below.

About Levitt Corporation:
Levitt Corporation, the parent company of Levitt and Sons ™, Bowden Homes and Core Communities, develops single-family homes and master-planned communities.

Levitt and Sons ™, America’s first builder of planned suburban communities, is best known for creating New York’s Levittown, Long Island and has built approximately 200,000 homes over the last 75 years. Acquired by us in 1999, Levitt and Sons™ currently develops single and multi-family home communities for active adults and families in Florida and Georgia.

Bowden Homes, founded in 1971, has been one of the largest home-builders in Memphis and the surrounding metropolitan area for eight consecutive years. Acquired by us in April 2004, Bowden Homes focuses on building distinctively featured family housing in the Memphis, Nashville and north Mississippi areas.

Core Communities develops master-planned communities in Florida, including its original and best known, St. Lucie West, the fastest growing community on Florida’s Treasure Coast for the past seven years. Core Communities’ newest master-planned community is Tradition. Now under development on Florida’s Treasure Coast in St. Lucie County, Tradition is a 9,000-acre community that is planned to ultimately feature 18,000 residences, when all approvals are in place, as well as a commercial town center and a world-class corporate park.

Bluegreen Corporation engages in the acquisition, development, marketing and sale of drive-to-vacation resorts, golf communities and residential land. Bluegreen’s resorts are located in a variety of popular vacation destinations including the Smoky Mountains of Tennessee; Myrtle Beach; Charleston, South Carolina; Branson, Missouri; Wisconsin Dells; Gordonsville,

Wisconsin; Aruba; and throughout Florida. Bluegreen Corp.’s land operations are predominantly located in the Southeastern and Southwestern United States. Levitt Corporation holds an approximate 31% ownership position in Bluegreen Corporation, a New York Stock Exchange listed company.

For further information, please visit our websites:
www.LevittCorporation.com
www.LevittandSons.com
www.BowdenHomes.com
www.CoreCommunities.com
www.Bluegreen-corp.com

Levitt Corporation Contact Information

Investor Relations and Corporate Communications:
Adrienne Zvi, Assistant Vice President
Email: CorpComm@LevittCorporation .com
Investor Relations:
Leo Hinkley, Senior Vice President
Email: InvestorRelations@LevittCorporation.com
Phone: (954) 760-5222;
Fax: (954) 760-5415
Mailing Address: Levitt Corporation, Investor Relations, 1750 East Sunrise Blvd. Fort Lauderdale, FL 33304

Public Relations:
Hattie Hess, Vice President
Telephone: (954) 760-5383
Fax: (954) 760-5388
Email: hhess@BankAtlantic.com
RBB Public Relations:
Shawn Yanan
Telephone: (305) 448-7450
Fax: (305) 448-5027
Email: Shawn.Yanan@rbbpr.com

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Some of the statements contained in this press release include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act” ), that involve substantial risks and uncertainties. Some of the forward-looking statements can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “may,” “intend,” “expect,” “will,” “should,” “seeks” or other similar expressions. Forward-looking statements are based largely on management’s expectations and involve inherent risks and uncertainties. In addition to the risks identified below, you should refer to our periodic and current reports filed with the United States Securities and Exchange Commission (the

“SEC”) for specific risks which could cause actual results to be significantly different from those expressed or implied by those forward-looking statements. When considering those forward-looking statements, you should keep in mind the risks, uncertainties and other cautionary statements made in this release and in our SEC reports. You should not place undue reliance on any forward-looking statement, which speaks only as of the date made Some factors which may affect the accuracy of the forward-looking statements apply generally to the real estate industry, while other factors apply directly to us. Any number of important factors which could cause actual results to differ materially from those in the forward-looking statements include: the impact of economic, competitive and other factors affecting the Company and its operations, including the impact of hurricanes and tropical storms in the areas in which we operate, and that the hurricanes of 2004 may have a greater impact on operations than currently anticipated or that costs associated with hurricane damage to our homes and property may be greater than anticipated; the market for real estate generally and in the areas where the Company has developments, including the impact of market conditions on the Company’s margins; unanticipated delays in opening planned new communities; the availability and price of land suitable for development in our current market and in markets where we intend to expand; the inability to successfully expand into new markets; shortages and increased costs of construction materials and labor; the effects of increases in interest rates; environmental factors, the impact of governmental regulations and requirements (including delays in obtaining necessary permits and approvals as a result of the reallocation of government resources based on hurricane related issues in the areas in which we operate); the Company’s ability to successfully integrate the operations of Bowden Building Corporation and future acquisitions as well as realize the expected benefits of our reorganization; the Company’s ability to timely deliver homes from backlog and successfully manage growth; and the Company’s success at managing the risks involved in the foregoing. Many of these factors are beyond our control. The Company cautions that the foregoing factors are not exclusive.